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                                3,000,000 Shares
                               GENZYME CORPORATION

               Genzyme Molecular Oncology Division Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                                 June ___, 1998

PAINEWEBBER INCORPORATED
COWEN & COMPANY
CREDIT SUISSE FIRST BOSTON CORPORATION
  As Representatives of the
  several Underwriters
c/o PaineWebber Incorporated
  1285 Avenue of the Americas
  New York, New York 10019

Ladies and Gentlemen:

     Genzyme Corporation, a Massachusetts corporation (the "Company"), proposes to sell an aggregate of 3,000,000 shares (the "Firm Shares") of Genzyme Molecular Oncology Division Common Stock, $.01 par value per share (the "Common Stock"), to you and to the other underwriters named in Schedule I (collectively, the "Underwriters"), for whom you are acting as representatives (the "Representatives"). The Company has also agreed to grant to you and the other Underwriters an option (the "Option") to purchase up to an additional 450,000 shares of Common Stock (the "Option Shares") on the terms and for the purposes set forth in Section 1(b). The Firm Shares and the Option Shares are hereinafter collectively referred to as the "Shares."

     The initial public offering price per share for the Shares and the purchase price per share for the Shares to be paid by the several Underwriters shall be agreed upon by the Company and the Representatives, acting on behalf of the several Underwriters, and such agreement shall be set forth in a separate written instrument substantially in the form of Exhibit A hereto (the "Price Determination Agreement"). The Price Determination Agreement may


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take the form of an exchange of any standard form of written telecommunication among the Company and the Representatives and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Shares will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and, unless the context otherwise indicates, all references contained herein to "this Agreement" and to the phrase "herein" shall be deemed to include the Price Determination Agreement.

     The Company confirms as follows its agreements with the Representatives and the several other Underwriters.

     1.   AGREEMENT TO SELL AND PURCHASE.

          (a) On the basis of the representations, warranties and agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Company agrees to sell to each Underwriter named below, and each Underwriter, severally and not jointly, agrees to purchase from the Company at the purchase price per share for the Firm Shares to be agreed upon by the Representatives and the Company in accordance with Section 1(c) or 1(d) hereof (which purchase price shall not be higher than the maximum price recommended by Cowen & Company acting as "qualified independent underwriter" within the meaning of Rule 2720 (formerly Schedule E) to the By-Laws of the National Association of Securities Dealers, Inc.) and set forth in the Price Determination Agreement, the number of Firm Shares set forth opposite the name of such Underwriter in
Schedule I, plus such additional number of Firm Shares which such Underwriter may become obligated to purchase pursuant to Section 8 hereof. Schedule I may be attached to the Price Determination Agreement.

          (b) Subject to all the terms and conditions of this Agreement, the Company grants the Option to the several Underwriters to purchase, severally and not jointly, up to 450,000 Option Shares from the Company at the same price per share as the Underwriters shall pay for the Firm Shares. The Option may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters and may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus, upon written or telegraphic notice (the "Option Shares Notice") by the Representatives to the Company no later than 12:00 noon, New York City time, at least three and no more than five business days before the date specified for closing in the Option Shares Notice (the "Option Closing Date") setting forth the aggregate number of Option Shares to be purchased and the time and date for such purchase. On the Option Closing Date, the Company will issue and sell to the Underwriters the number of Option Shares set forth in the Option Shares Notice, and each Underwriter will purchase such percentage of the Option Shares as is


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equal to the percentage of Firm Shares that such Underwriter is purchasing, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares.

          (c) The initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement if the Company has elected to rely on Rule 430A. In the event such price has not been agreed upon and the Price Determination Agreement has not been executed by the close of business on the fourteenth business day following the date on which the Registration Statement (as hereinafter defined) becomes effective, this Agreement shall terminate forthwith, without liability of any party to any other party except that Section 6 shall remain in effect.

          (d) If the Company has elected not to rely on Rule 430A, the initial public offering price per share for the Firm Shares and the purchase price per share for the Firm Shares to be paid by the several Underwriters shall be agreed upon and set forth in the Price Determination Agreement, which shall be dated the date hereof, and an amendment to the Registration Statement containing such per share price information shall be filed before the Registration Statement becomes effective.

     2. DELIVERY AND PAYMENT. Delivery of the Firm Shares shall be made to the Representatives for the accounts of the Underwriters at the office of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, against payment of the purchase price by wire transfer of Federal Funds or similar same day funds to an account designated in writing by the Company to PaineWebber Incorporated at least one business day prior to the Closing Date (as hereinafter defined). Such payment shall be made at 10:00 a.m., New York City time, on the third business day (or fourth business day, if the Price Determination Agreement is executed after 4:30 p.m.) after the date on which the first bona fide offering of the Shares to the public is made by the Underwriters or at such time on such other date, not later than ten business days after such date, as may be agreed upon by the Company and the Representatives (such date is hereinafter referred to as the "Closing Date").

     To the extent the Option is exercised, delivery of the Option Shares against payment by the Underwriters (in the manner specified above) will take place at the offices specified above for the Closing Date at the time and date (which may be the Closing Date) specified in the Option Shares Notice.

     Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Representatives shall request at least two business days prior to the Closing Date or the Option Closing Date, as the case may be, by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for


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inspection at least 24 hours prior to the Closing Date or the Option Closing
Date, as the case may be.

     The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Firm Shares and Option Shares by the Company to the respective Underwriters shall be borne by the Company. The Company will pay and save each Underwriter and any subsequent holder of the Shares harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to such Underwriter of the Firm Shares and Option Shares.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and covenants to each Underwriter that:

          (a) The Company meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-26003) on Form S-3 relating to the Shares, including a preliminary prospectus and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder, and has been filed with the Commission. The term "preliminary prospectus" as used herein means a preliminary prospectus as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related preliminary prospectus have been delivered to the Representatives. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed to be included by Rule 430A or Rule 434 of the Rules and Regulations. If the Company files a registration statement to register a portion of the Shares and relies on Rule 462(b) of the Rules and Regulations for such registration statement to become effective upon filing with the Commission (the "Rule 462 Registration Statement"), then any reference to the "Registration Statement" shall be deemed to include the Rule 462 Registration Statement, as amended from time to time. The term "Prospectus" means the prospectus as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date. Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on or before the Effective


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     Date or the date of such preliminary prospectus or the Prospectus, as the case may be. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date, or the date of any preliminary prospectus or the Prospectus, as the case may be, and deemed to be incorporated therein by reference.

          (b) On the Effective Date, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent thereto to and including the Closing Date and, if later, the Option Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included or incorporated by reference in the Prospectus, did or will comply in all material respects with all applicable provisions of the Act, the Exchange Act, the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and the Rules and Regulations and will contain all statements required to be stated therein in accordance with the Act, the Exchange Act, the Exchange Act Rules and Regulations and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date and, if later, the Option Closing Date, the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this
     Section 3(b) do not apply to any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement or Prospectus or any amendment or supplement thereto. For all purposes of this Agreement, the last paragraph on the cover page containing the terms of the offering by the Underwriters, the legend on the inside cover page concerning over-allotments and stabilizing transactions, the amounts of the selling concession and reallowance and the sixth and seventh paragraphs under the caption "Underwriting" set forth in the Prospectus constitute the only information relating to any Underwriter furnished in writing to the Company by the Representatives specifically for inclusion in the Registration Statement, the preliminary prospectus or the Prospectus. The Company has not distributed any offering material in connection


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     with the offering or sale of the Shares other than the Registration
     Statement, the preliminary prospectus, the Prospectus or any other materials, if any, permitted by the Act.

          (c) The documents which are incorporated by reference in the preliminary prospectus and the Prospectus or from which information is so incorporated by reference, when they become effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations; and any documents so filed and incorporated by reference subsequent to the Effective Date shall, when they are filed with the Commission, conform in all material respects with the requirements of the Act and the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

          (d) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Massachusetts, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly licensed or qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such license or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, condition (financial or otherwise), properties or results of operations of
     (i) the Company and the Subsidiaries (as defined below) taken as a whole (the "Business of the Company") or (ii) the Company's Molecular Oncology Division (the "Business of GMO").

          (e) The only "significant subsidiaries" of the Company, as defined in Rule 1-02(x) of the Commission's Regulation S-X, are listed on Schedule II hereto (the "Subsidiaries"). Each Subsidiary has been duly incorporated or organized and is existing in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority to own its properties and conduct its business as described in the Prospectus; and each Subsidiary is duly licensed or qualified to do business as a foreign corporation or other entity in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such license or qualification, except where the failure to be so licensed or qualified would not have a material adverse effect on the Business of the Company or on the Business of GMO; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each Subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects. The


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     Company is the sole record owner, directly or indirectly, of all of the capital stock of each of its Subsidiaries.

          (f) The Shares and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Shares have been delivered and paid for in accordance with this Agreement on the Closing Date and, if later, the Option Closing Date, such Shares will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus; and the stockholders of the Company have no preemptive or similar rights with respect to the Common Stock. Except as set forth in the Prospectus, the Company does not have outstanding, and at the Closing Date the Company will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, (i) any shares of Common Stock, or (ii) any shares of capital stock held by it in any Subsidiary, or any such warrants, convertible securities or obligations (except shares issued or issuable pursuant to employee benefit plans after the date as of which information with respect thereto is given in the Prospectus).

          (g) Except as disclosed in the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment with respect to the Shares.

          (h) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

          (i) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance and sale of the Shares by the Company, except such as have been obtained and made under the Act and such as may be required under state securities laws.

          (j) The execution, delivery and performance of this Agreement, and the issuance and sale of the Shares, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their properties, or any agreement or instrument to which the Company or any such Subsidiary is a party or by which the Company or any such Subsidiary is bound or to which any of the properties


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     of the Company or any such Subsidiary is subject, or the charter or by-laws
     (or comparable instruments) of the Company or any such Subsidiary, and the Company has full power and authority to authorize, issue and sell the Shares as contemplated by this Agreement.

          (k) This Agreement has been duly authorized, executed and delivered by the Company.

          (l) Except as disclosed in the Prospectus, the Company and its Subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or to be made thereof by them; and except as disclosed in the Prospectus, the Company and its Subsidiaries hold any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or to be made thereof by them.

          (m) The Company and its Subsidiaries possess adequate certificates, authorities, licenses or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority, licenses or permits that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the Business of the Company or on the Business of GMO.

          (n) No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent that might have a material adverse effect on the Business of the Company or on the Business of GMO.

          (o) Except as disclosed in the Prospectus, the Company and its Subsidiaries own, possess or can acquire on reasonable terms adequate trademarks, trade names and other rights to inventions, know-how, licenses, patents, permits, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the Business of the Company or on the Business of GMO.


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          (p) Neither the Company nor any of its Subsidiaries is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a material adverse effect on the Business of the Company or on the Business of GMO; and the Company is not aware of any pending investigation which might lead to such a claim.

          (q) Except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its Subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its Subsidiaries, would individually or in the aggregate have a material adverse effect on the Business of the Company or on the Business of GMO, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Shares; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (r) The financial statements included or incorporated in the Registration Statement and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries, the Genzyme General Division, the Genzyme Tissue Repair Division and the Genzyme Molecular Oncology Division as of the dates shown and their results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in the Registration Statement present fairly the information required to be stated therein. The pro forma financial data and other pro forma financial information included or incorporated in the Registration Statement and the Prospectus (i) comply as to form in all material respects with applicable requirements of Regulation S-X promulgated under the Exchange Act, (ii) have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, and (iii) have been properly computed on the bases described therein; the assumptions used in the preparation of the pro forma financial data and other pro forma financial information included or incorporated in each Registration Statement and the Prospectus are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein. No other financial statements or


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     schedules of the Company are required by the Act, the Exchange Act, the
     Rules and Regulations or the Exchange Act Rules and Regulations to be included or incorporated in either the Registration Statement or the Prospectus. Coopers & Lybrand L.L.P. and Arthur Andersen LLP, who have reported on certain of such financial statements and schedules, are independent accountants as required by the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations.

          (s) There is no document or contract of a character required to be described in a Registration Statement or the Prospectus or to be filed as an exhibit to a Registration Statement which is not described or filed as required. All contracts so described or filed to which the Company or any Subsidiary is a party have been duly authorized, executed and delivered by the Company or such Subsidiary, constitute valid and binding agreements of the Company or such Subsidiary and are enforceable against the Company or such Subsidiary in accordance with the terms thereof.

          (t) Neither the Company nor any of the Subsidiaries is in violation of its certificate of incorporation or by-laws or in default (nor has an event occurred which with notice or lapse of time or both would constitute a default or acceleration) in the performance of any obligation, agreement or condition contained in any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which any of them or their respective properties is bound or affected, and neither the Company nor any of the Subsidiaries is in violation of any judgment, ruling, decree, order, franchise, license or permit or any statute, rule or regulation applicable to the business or properties of the Company or any of the Subsidiaries, where such violation or default would have a material adverse effect on the Business of the Company or on the Business of GMO.

          (u) Except as disclosed in the Prospectus, since the date of the latest audited financial statements included or incorporated in the Prospectus there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the Business of the Company or in the Business of GMO and there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (v) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company" as defined in the Investment Company Act of 1940, as amended.


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          (w) The description related to (i) certain holders of Common Stock who hold an aggregate of approximately 2,323,311 shares of the Common Stock and
     (ii) the executive officers and directors of PharmaGenics, Inc., HealthCare Ventures II, L.P., HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P., Hudson Trust, Everest Trust, PaineWebber R&D Partners III, L.P. and their respective affiliates, who hold an aggregate of approximately 1,605,261 shares of the Common Stock set forth under the caption "Shares Eligible For Future Shares" in the Prospectus, including, but not limited to, information related to certain transfer restrictions of Common Stock, is an accurate and fair summary of the relevant provisions in the Merger Agreement dated January 31, 1997 between the Company and PharmaGenics, Inc. (the "Merger Agreement").

          (x) The Company and its affiliates have not taken and will not take, directly or indirectly, any action designed to cause, or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

          (y) The Company maintains a system of internal accounting control sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization;
     (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     4. AGREEMENTS OF THE COMPANY. The Company agrees with the several Underwriters as follows:

          (a) The Company will not, either prior to the Effective Date or thereafter during such period as the Prospectus is required by law to be delivered in connection with sales of the Shares by an Underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Representatives within a reasonable period of time prior to the filing thereof and the Representatives shall not have objected thereto in good faith.

          (b) The Company will use its best efforts to cause the Registration Statement to become effective, and will notify the Representatives promptly
     (1) when


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     the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the third sentence of Section 4(e) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or, to the best knowledge of the Company, any representative or attorney of the Company of any other communication from the Commission relating to the Registration Statement, any preliminary prospectus or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. The Company will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to Rule 430A and to notify the Representatives promptly of all such filings.

          (c) The Company will furnish to the Representatives, without charge, three conformed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus), and will furnish to the Representatives upon request, without charge, for transmittal to each of the other Underwriters, a copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules but without exhibits.

          (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

          (e) On the Effective Date, and thereafter from time to time, the Company will deliver to each of the Underwriters, without charge, as many copies of the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the several Underwriters and by all dealers to whom the Shares may be sold, both in connection with the offering or sale of the Shares and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the reasonable judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each of the Underwriters, without charge, such number of copies thereof as the Representatives may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Shares by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Representatives after reasonable notice thereof unless such document is required to be filed under the Rules and Regulations and the Representatives are given reasonable opportunity to comment.

          (f) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Registration Statement (or, if later, the Effective Date of the Rule 462 Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (g) The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as PaineWebber Incorporated designates and will continue such qualification in effect so long as required for the distribution.

          (h) The Company will use its best efforts to effect and maintain the quotation of the Shares on the Nasdaq Stock Market's National Market (the "Nasdaq National Market") and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

          (i) During the period of five years hereafter, the Company will furnish to the Representatives and, upon request, to each of the other Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Representatives (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders.

          (j) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Representatives, all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement and exhibits to it, each preliminary prospectus, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus, (2) the preparation and delivery of certificates representing the Shares, (3) the word processing and reproduction of this Agreement, the Agreement Among Underwriters, any Dealer Agreements and any Underwriters' Questionnaire,
     (4) furnishing (including costs of shipping, mailing and courier) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all supplements thereto, as may be requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold, (5) the quotation of the Shares on the Nasdaq National Market, (6) any filings required to be made by the Underwriters with the NASD, and the fees, disbursements and other charges of counsel for the Underwriters in connection therewith, (7) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to
     Section 4(g), including the fees, disbursements and other charges of counsel to the Underwriters in connection therewith, and the preparation of preliminary, supplemental and final Blue Sky memoranda, (8) counsel to the Company, (9) the transfer agent for the Shares and (10) the Accountants.

          (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

          (l) The Company will apply the net proceeds from the offering and sale of the Shares to the Genzyme Molecular Oncology Division.

          (m) Genzyme will not, without the prior written consent of two of the Representatives, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of, or file with the Commission a registration statement under the Securities Act to register, any shares of GMO Stock (including the GMO Designated Shares) or securities convertible into or exchangeable for GMO Stock, or warrants or other rights to acquire such shares, other than (i) to the Underwriters in this offering, (ii) pursuant to employee and director benefit plans or (iii) pursuant to the terms of securities outstanding or agreements in existence on the date hereof during the period of 180 days (with respect to the GMO Stock) or the period of 360 days (with respect to the GMO Designated Shares) following the date of the Prospectus. Notwithstanding the foregoing, Genzyme may offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of, or file with the Commission a registration statement under the Securities Act to register, any shares of GMO Stock (excluding the GMO Designated Shares) or securities convertible into or exchangeable for GMO Stock, or warrants or other rights to acquire such shares, so long as any transferee of such securities agrees not to directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell, or otherwise dispose of, such securities during the period of at least 180 days following the date of the Prospectus, without the prior written consent of two of the Representatives, and, in connection herewith, Genzyme agrees to use its best efforts to cause such transferee to comply with the forgoing provisions.

          (n) The Company will not, without the prior written consent of two of the Representatives, waive any of the transfer restrictions relating to the Common Stock set forth in the Merger Agreement with respect to (a) the executive officers and directors of PharmaGenics, Inc. and each of HealthCare Ventures II, L.P., HealthCare Ventures III, L.P., HealthCare Ventures IV, L.P., Hudson Trust, Everest Trust, PaineWebber R&D Partners III, L.P., whose names have been provided to the Representatives, and their respective affiliates, and (b) each other beneficial owner of Common Stock that received such Common Stock in exchange for its interest in the preferred stock of PharmaGenics, Inc. as part of the merger of PharmaGenics, Inc. into the Company.

     5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. In addition to the execution and delivery of the Price Determination Agreement, the obligations of each Underwriter hereunder are subject to the following conditions:

          (a) Notification that the Registration Statement has become effective shall be received by the Representatives not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Representatives and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

          (b) (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Representatives and the Representatives did not object thereto in good faith, and the Representatives shall have received certificates, dated the Closing Date and the Option Closing Date and signed by the President or any Senior or Executive Vice President of the Company and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

          (c) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Coopers & Lybrand L.L.P. in form and substance satisfactory to the Representatives confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and with respect to financial information relating to the Company included or incorporated in the Registration Statements.

     For purposes of this subsection, (i) if the Effective Time of the Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Rule 462 Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectus" shall mean the prospectus included in the Registration Statements. All financial statements and schedules included in material incorporated by reference into the Prospectus shall be deemed included in the Registration Statements for purposes of this subsection.

          (d) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of Arthur Andersen LLP in form and substance satisfactory to the Representatives confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and with respect to financial information relating to PharmaGenics, Inc. included or incorporated in the Registration Statements.

          (e) The Representatives shall have received an opinion, dated such Closing Date, and with respect to the Option Shares, the Option Closing Date, of Palmer & Dodge LLP, counsel for the Company, to the effect set forth in Exhibit B.

          (f) The Representatives shall have received an opinion, dated such Closing Date, and with respect to the Option Shares, the Option Closing Date, of Elizabeth Lassen, Esq., patent counsel for the Company, to the effect set forth in Exhibit C.

          (g) The Representatives shall have received from Shearman & Sterling, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, and with respect to the Option Shares, the Option Closing Date, with respect to the incorporation of the Company, the validity of the Shares delivered on such Closing Date, and with respect to the Option Shares, the Option Closing Date, the Registration Statement, the Prospectus and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Shearman & Sterling may rely as to the incorporation of the Company and all other matters governed by Massachusetts law upon the opinion of Palmer & Dodge LLP referred to above.

          (h) The Representatives shall have received a certificate, dated such Closing Date, and with respect to the Option Shares, the Option Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date and with respect to the Option Shares, the Option Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Rule 462 Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time the Prospectus was printed and distributed to any Underwriter; as of such date, there has been no change in the capital stock of the Company (excluding changes due to option or warrant exercises and purchases made pursuant to the Company's employee stock purchase plan) as compared with the amount shown on the latest balance sheets included or incorporated in the Prospectus; and, subsequent to the date of the most recent financial statements included or incorporated in the Prospectus, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the Business of the Company or in the Business of GMO except as set forth in or contemplated by the Prospectus or as described in such certificate.

          (i) The Representatives shall have received (i) a letter, dated such Closing Date, or with respect to the Option Shares, the Option Closing Date, of Coopers & Lybrand L.L.P. which meets the requirements of subsection (c) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection and (ii) a letter, dated such Closing Date, or with respect to the Option Shares, the Option Closing Date, of Arthur Andersen LLP which meets the requirements of subsection (d) of this Section.

          (j) Prior to the Closing Date, the Shares shall have been duly authorized for quotation by the Nasdaq Stock Market's National Market (the "Nasdaq National Market").

          (k) The Representatives shall have received a certificate, dated such Closing Date, of the principal financial or accounting officer of Deknatel Snowden Pencer, Inc. ("DSP") in which such officer shall state that, to the best of his knowledge after reasonable investigation, the execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms of this Agreement do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of DSP pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, the charter or by-laws of DSP or, to the knowledge of such officer, any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument to which DSP is a party or by which its properties is bound or affected, or any judgment, ruling, decree or order known to such officer or any statute, rule or regulation applicable to the business or properties of DSP (other than the securities or blue sky laws of any jurisdiction other than the United States), except as set forth in or contemplated by the Prospectus.

          (l) The Company has filed a notification form relating to the issuance of the Shares with the National Association of Securities Dealers, Inc. ("NASD") in accordance with the NASD By-laws.

          (m) The Representatives shall have received a letter, dated such Closing Date, and with respect to the Option Shares, the Option Closing Date, of Peter Wirth, Executive Vice President and Chief Legal Officer of the Company, in form and substance satisfactory to the Representatives with respect to certain legal matters

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. PaineWebber Incorporated may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an optional Closing Date or otherwise.

     6.   INDEMNIFICATION.

     (a) The Company will indemnify and hold harmless each Underwriter, and each person, if any, who controls each Underwriter (and each director, officer, employee and agent of each Underwriter alleged to control any Underwriter) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person, may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it not misleading, or (iii) any act or failure to act or any alleged act or failure to act by an underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above; provided that the Company will not be liable to the extent that such loss, claim, liability, expense or damage (A) arises from the sale of the Shares in the public offering to any person by an Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by the Representatives on behalf of any Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus or (B) results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, such preliminary prospectus, which untrue statement or omission was completely corrected in the Prospectus (as then amended or supplemented) if the Company shall sustain the burden of proving that the Underwriters sold Shares to the person alleging such loss, claim, liability, expense or damage without sending or giving, at or prior to the written confirmation of such sale, a copy of the Prospectus (as then amended or supplemented) if the Company had previously furnished copies thereof to the Underwriters within a reasonable amount of time prior to such sale or such confirmation, and the Underwriters failed to deliver the corrected Prospectus, if required by law to have so delivered it and if delivered would have been a complete defense against the person asserting such loss, claim, liability, expense or damage. This indemnity agreement will be in addition to any liability that the Company might otherwise have.

     (b) The Company will also indemnify and hold harmless Cowen & Company acting "as qualified independent underwriter" within the meaning of Rules 2720(b)(15)(A) through (b)(15)(G) of the Conduct Rules of the National Association of Securities Dealers, Inc. (the "QIU"), and each person, if any, who controls the QIU (and each director, officer, employee and agent alleged to control the QIU) within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified parties and any third party, or otherwise, or any claim asserted), as and when incurred, as a result of the QIU's participation as a "qualified independent underwriter" in connection with the offering of the Common Stock, except for any losses, claims liabilities, expenses, damages and judgments resulting from the QIU's or such controlling person's willful misconduct or gross negligence.

     (c) Each Underwriter will severally and not jointly indemnify and hold harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to each Underwriter, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to such Underwriter furnished in writing to the Company by the

Representatives on behalf of such Underwriter expressly for use in the Registration Statement, the Preliminary Prospectus or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; provided, however, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

     (d) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless
(1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld). No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding. Notwithstanding any other provision of this Section 6(d), if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     (e) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriters, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Representatives on behalf of the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(e) shall be deemed to include, for purpose of this Section 6(e), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(e) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(e), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, each director of the Company and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(e), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(e). Except for a settlement entered into pursuant to the last sentence of Section 6(d) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

     (f) The indemnity and contribution agreements contained in this Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Shares and payment therefor or (iii) any termination of this Agreement.

     7. TERMINATION. The obligations of the several Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date (or, with respect to the Option Shares, on or prior to the Option Closing Date), by notice to the Company from the Representatives, without liability on the part of any Underwriter to the Company, if, subsequent to the execution and delivery of this Agreement, there shall have occurred in the sole judgment of the Representatives, (i) any change, or any development or event involving a prospective change, in the Business of the Company or in the Business of GMO which is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares.

     8. SUBSTITUTION OF UNDERWRITERS. If any one or more of the Underwriters shall fail or refuse to purchase any of the Shares which it or they have agreed to purchase hereunder on either the Closing Date or the Optional Closing Date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such Closing Date or Optional Closing Date, as the case may be, is not more than one-tenth of the aggregate number of Shares that the Underwriters are obligated to purchase on such Closing Date or Optional Closing Date, as the case may be, the other Underwriters shall be obligated, severally, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such Closing Date or

Optional Closing Date, as the case may be, in the proportions which the number of Shares which they have respectively agreed to purchase pursuant to Section 1 bears to the aggregate number of Shares which all such non-defaulting Underwriters have so agreed to purchase on such Closing Date or Optional Closing Date, as the case may be, or in such other proportions as the Representatives may specify; provided that in no event shall the maximum number of Shares which any Underwriter has become obligated to purchase pursuant to Section 1 be increased pursuant to this Section 8 by more than one-ninth of the number of Shares agreed to be purchased by such Underwriter on such Closing Date or Optional Closing Date, without the prior written consent of such Underwriter. If any Underwriter or Underwriters shall fail or refuse to purchase any Shares and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such Closing Date or Optional Closing Date exceeds one-tenth of the aggregate number of the Shares to be purchased on such Closing Date or Optional Closing Date, as the case may be, and arrangements satisfactory to the Representatives and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company for the purchase or sale of any Shares under this Agreement (provided that if such default occurs with respect to Optional Shares after the Closing Date, this Agreement will not terminate as to the Firm Shares purchased prior to such termination). In any such case either the Representatives or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken pursuant to this Section 8 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

     9. MISCELLANEOUS. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, One Kendall Square, Cambridge, MA 02139, Attention: Executive Vice President, Finance, or
(b) if to the Underwriters, to the Representatives at the offices of PaineWebber Incorporated, 1285 Avenue of the Americas, New York, New York 10019, Attention:
Corporate Finance Department. Any such notice shall be effective only upon receipt. Any notice under Section 7 or 8 may be made by telex or telephone, but if so made shall be subsequently confirmed in writing.

     If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the Shares by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect, and if any Shares have been purchased hereunder the representations and warranties in Section 3 and all obligations under Section 4 shall also remain in effect. If the purchase of the Shares by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 7, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Shares.

     This Agreement has been and is made solely for the benefit of the several Underwriters and the Company and of the controlling persons, directors and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Shares from any of the several Underwriters.

     All representations, warranties and agreements of the Company contained herein or in certificates or other instruments delivered pursuant hereto, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any of its controlling persons and shall survive delivery of and payment for the Shares hereunder.

     Any action required or permitted to be taken by the Representatives under this Agreement may be taken by them jointly or by PaineWebber Incorporated.

     THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

     In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     The Company and the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

     Except as set forth in the last sentence of Section 5, this Agreement may not be amended or otherwise modified or any provision hereof waived except by an instrument in writing signed by the Representatives and the Company.

     Please confirm that the foregoing correctly sets forth the agreement among the Company and the several Underwriters.

                                         Very truly yours,

                                         GENZYME CORPORATION

                                         By:_______________________________
                                            Name:
                                            Title:

Confirmed as of the date first
above mentioned:

PAINEWEBBER INCORPORATED
COWEN & COMPANY
CREDIT SUISSE FIRST BOSTON CORPORATION
Acting on behalf of
themselves and as the
Representatives of the
other several Underwriters
named in Schedule I hereof.

By: PAINEWEBBER INCORPORATED

By: __________________________
    Name:
    Title:

                                   SCHEDULE I

                                  UNDERWRITERS

                                                                 Number of
  Name of                                                        Firm Shares
Underwriters                                                   to be Purchased
------------                                                   ---------------

PaineWebber Incorporated
Cowen & Company
Credit Suisse First Boston Corporation

Total .....................................................     ___________
                                                                  3,000,000
                                                                ===========

                                   SCHEDULE II

                       Significant Subsidiaries of Genzyme

                                                              Jurisdiction of
       Names                                 Ownership         Incorporation
       -----                                 ---------        --------------
Genzyme Limited                                100%            U.K.

Genzyme Securities                             100%            Massachusetts
Corporation

Deknatel Snowden                               100%            Delaware
Pencer, Inc.

                                                                     EXHIBIT A

                                3,000,000 Shares
                               GENZYME CORPORATION
                Genzyme Molecular Oncology Division Common Stock

                          PRICE DETERMINATION AGREEMENT
                          -----------------------------

                                                             __________ , 1998

PAINEWEBBER INCORPORATED
COWEN & COMPANY
CREDIT SUISSE FIRST BOSTON CORPORATION
  As Representatives of the several Underwriters
c/o PaineWebber Incorporated
1285 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

     Reference is made to the Underwriting Agreement, dated ______, 1998 (the "Underwriting Agreement"), among Genzyme Corporation, a Massachusetts corporation (the "Company"), and the several Underwriters named in Schedule I thereto or hereto (the "Underwriters"), for whom PaineWebber Incorporated, Cowen & Company and Credit Suisse First Boston Corporation are acting as representatives (the "Representatives"). The Underwriting Agreement provides for the purchase by the Underwriters from the Company, subject to the terms and conditions set forth therein, of an aggregate of 3,000,000 shares (the "Firm Shares") of Genzyme Molecular Oncology Division Common Stock, $.01 par value per share. This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

     Pursuant to Section 1 of the Underwriting Agreement, the undersigned agree with the Representatives as follows:

     The initial public offering price per share for the Firm Shares shall be

$________.

     The purchase price per share for the Firm Shares to be paid by the several Underwriters shall be $_______ representing an amount equal to the initial public offering price set forth above, less $______ per share.

     The Company represents and warrants to each of the Underwriters that the representations and warranties of the Company set forth in Section 3 of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

     As contemplated by the Underwriting Agreement, attached as Schedule I is a completed list of the several Underwriters, which shall be a part of this Agreement and the Underwriting Agreement.

     THIS AGREEMENT SHALL BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

     If the foregoing is in accordance with your understanding of the agreement among the Underwriters and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument along with all counterparts and together with the Underwriting Agreement shall be a binding agreement among the Underwriters and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                                 Very truly yours,

                                                 GENZYME CORPORATION

                                                 By:_________________________
                                                    Name:
                                                    Title:

Confirmed as of the date
 first above mentioned:


PAINEWEBBER INCORPORATED
COWEN & COMPANY
CREDIT SUISSE FIRST BOSTON CORPORATION
Acting on behalf of themselves
and as the Representatives
of the other several Underwriters
named in Schedule I hereof.


By:PAINEWEBBER INCORPORATED


By:________________________
   Name:
   Title:

                                                                     EXHIBIT B

                               Form of Opinion of
                             Counsel to the Company
                             ----------------------

     1. Each of the Company, Genzyme Securities Corporation ("GSC") and Deknatel Snowden Pencer, Inc. ("DSP" and together with GSC, the "Domestic Subsidiaries") is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and GSC is duly qualified to do business as a foreign corporation in good standing in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Business of the Company or on the Business of GMO (as such terms are defined in the Underwriting Agreement). Each of the Company and the Domestic Subsidiaries has full corporate power and authority to own or lease all the assets described as or known to us to be owned or leased by it and to conduct its business as described in the Prospectus.

     2. The outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and non-assessable and are not subject to any preemptive or similar right.

     3. The Shares sold to the Underwriters pursuant to this Agreement have been duly authorized and validly issued by the Company and upon issuance and delivery against payment therefor as provided in this Agreement will be fully paid and non-assessable; and no holder thereof is or will be subject to personal liability by reason of being such a holder.

     4. The issuance of the Shares by the Company is not subject to preemptive rights of any holder of securities of the Company.

     5. Except for holders (and their transferees) who purchased Shares pursuant to the agreements set forth on Schedule A attached hereto, to the best of our knowledge, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

     6. No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required in connection with the authorization, issuance, transfer, sale or delivery of the Shares by the Company in the manner contemplated by the Agreement in connection with the execution, delivery and performance of this Agreement by the Company or in connection with the taking by the Company of any action contemplated thereby, except such as have been obtained under the Act and the Rules and Regulations and such as may be required under state securities laws.

     7. The authorized capital stock of the Company is as set forth in the Prospectus. The description of the Common Stock contained in the Prospectus conforms in all material respects to the terms thereof contained in the Company's articles of organization.

     8. The Company and the offering of the Firm Shares meet the requirements for the use of Form S-3, and the Registration Statement (as amended through the date of such opinion) and the Prospectus (including any documents incorporated by reference into the Prospectus, at the time they were filed) comply or complied in all material respects as to form with the requirements of the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations (except that such counsel need express no opinion as to financial statements, schedules and other financial and statistical data contained in such Registration Statement or the Prospectus or incorporated by reference therein).

     9. Such counsel has participated in the preparation of the Registration Statement and the Prospectus and, without assuming any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto or in any document incorporated by reference into the Prospectus, nothing has come to such counsel's attention that causes such counsel to believe that, both as of the Effective Date and as of the Closing Date and the Option Closing Date, the Registration Statement or any amendment thereto contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that any Prospectus or any amendment or supplement thereto including any documents incorporated by reference into the Prospectus, at the time such Prospectus was issued, at the time any such amended or supplemented Prospectus was issued, at the Closing Date and the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading (except that such counsel expresses no opinion as to financial statements, schedules and other financial or statistical data contained in the Registration Statement or the Prospectus).

     10. The Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Rule 462 Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, the Prospectus either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Registration Statement or the Rule 462 Registration Statement (as the case may be), and, to the best of such counsel's knowledge, no order suspending the effectiveness of the Registration

Statement has been issued and no proceeding for that purpose has been instituted or is threatened, pending or contemplated.

     11. Such counsel has reviewed all contracts or other agreements referred to in the Registration Statement and the Prospectus (including the contracts referred to in the documents incorporated by reference therein set forth in such opinion, as agreed upon between such counsel and counsel for the Underwriters) and the descriptions thereof (insofar as such descriptions constitute a summary of the legal matters referred to therein) are accurate in all material respects (except that such counsel need express no opinion as to any descriptions thereof appearing in the financial statements, schedules and other financial or statistical data contained in the Registration Statement or the Prospectus or incorporated by reference therein). Such counsel does not know of any contracts or other documents required to be disclosed in or filed as an exhibit to the Registration Statement or any document incorporated by reference therein which have not been so disclosed or filed.

     12. All descriptions in the Registration Statement of statutes and regulations (excluding statutes and regulations relating to FDA matters and Canadian statutes and regulations) and, to the best of such counsel's knowledge, of legal or governmental proceedings are accurate and fairly present the information required to be shown therein.

     13. The Company has full corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized, executed and delivered by the Company.

     14. The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions therein contemplated and the compliance by the Company with the terms of this Agreement do not and will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or GSC pursuant to the terms or provisions of, or violate or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under,
(a) the articles of organization or by-laws of the Company or any of its Domestic Subsidiaries, or, except for such liens, charges or encumbrances, violations, breaches or defaults that (i) would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement or (ii) have a material adverse effect on the condition (financial or otherwise), business, properties or result of operations of the Company and the Subsidiaries, taken as a whole, or (b) any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement or other evidence of indebtedness, lease, contract or other agreement or instrument known to us to which the Company or GSC is a party or by which any of the Company's or GSC's respective properties is bound or affected, or any judgment, ruling, decree or order known to such counsel or any statute, rule or regulation applicable to the business or properties of the Company or GSC (except for such liens, charges or encumbrances, conflicts, breaches or defaults that (i) would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement or (ii) have a material adverse effect on the condition (financial or otherwise), business, properties or result of operations of the Company and the Subsidiaries, taken as a whole, and except that such counsel need express no opinion as to the securities or Blue Sky laws of any jurisdiction other than the United States).

     15. Delivery of certificates for the Shares will pass valid and marketable title thereto free and clear of any liens, encumbrances or claims arising by or through the Company to each Underwriter that has purchased such Common Stock in good faith without knowledge or reason to know of any adverse claims thereto and such counsel is not aware of any adverse claim with respect thereto.

     16. Such counsel is not aware of any legal or governmental proceeding pending or threatened against the Company or the Subsidiaries of a character required to be disclosed in the Prospectus or any document incorporated therein by reference by the Securities Act, the Rules and Regulations of the Exchange Act or the applicable rules of the Commission thereunder, other than those that may be described therein, nor is such counsel aware of any such proceeding in which an unfavorable ruling, decision or finding might individually or in the aggregate materially and adversely affect the ability of the Company to perform its obligations under the Agreement.

     17. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be an "investment company", as such term is defined in the Investment Company Act of 1940, as amended.

     18. In rendering the foregoing opinion, such counsel may rely, to the extent they deem such reliance proper, on the opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to Underwriters' counsel as to matters governed by the laws of jurisdictions other than the United States, the Commonwealth of Massachusetts or the General Corporation Law of the State of Delaware, and as to matters of fact, upon certificates of officers of the Company and of government officials; provided that such counsel shall state that the opinion of any other counsel is in form satisfactory to such counsel and, in such counsel's opinion, such counsel and the Representatives are justified in relying on such opinions of other counsel. Copies of all such opinions and certificates shall be furnished to counsel to the Underwriters on the Closing Date or with respect to the Option Shares, the Option Closing Date. Such counsel may state that they are not passing on matters relating to patents and trademarks or state and federal laws relating to the provision of human healthcare products and services. For purposes of the opinion set forth in paragraph 2 herein, such counsel may assume that all shares issued under the Company's employee and director stock plans or upon the exercise of warrants have been issued in compliance with the terms of such plans and warrants.

                                                                     EXHIBIT C

                               Form of Opinion of
                         Special Counsel to the Company
                         ------------------------------

     1. Such counsel has reviewed (a) the statements in the Prospectus under the captions "Risk Factors -- Uncertainty Regarding Patents and Protection of Proprietary Technology" and "Business -- Patents and Proprietary Rights" and (b) the statements under the caption "Management's Discussion and Analysis of Genzyme Molecular Oncology's Financial Condition and Results of Operations -- Factors Affecting Future Operating Results --Uncertainty Regarding Patents and Protection of Proprietary Technology," which statements are incorporated by reference into the "Patents and Proprietary Technology" subsection of the Business section of the Company's 1997 Form 10-K, and such statements are complete and accurate in all material respects.

     2. Except as disclosed in the sections of the Prospectus mentioned above and the documents incorporated by reference in the Prospectus, such counsel does not know of any pending or threatened legal or governmental proceeding relating to patents or proprietary know-how owned or used by the Company or others, to which the Company or any of its Subsidiaries is a party or to which any of the properties of the Company or any of its Subsidiaries are subject which, if adversely decided, would have a material adverse effect on the Business of the Company or on the Business of GMO.

     3. Except as disclosed in the sections of the Prospectus mentioned above and the documents incorporated by reference in the Prospectus, such counsel has no knowledge of any infringement or alleged infringement by the Company or any of its Subsidiaries of patent rights of others which would have a material adverse effect on the Business of the Company or on the Business of GMO.

                                                                    SCHEDULE A
                                                                    ----------

      CONTRACTS, AGREEMENTS OR UNDERSTANDINGS GRANTING REGISTRATION RIGHTS

1.   Common Stock and Preferred Stock Purchase Agreement dated December 23,
     1981.

2. Series B Convertible Preferred Stock Purchase Agreement dated December 15, 1982.

3.   Series C Convertible Preferred Stock Purchase Agreement dated July 14,
     1983.

4.   Series D Convertible Preferred Stock Purchase Agreement dated May 24, 1984.

5.   Series E Convertible Preferred Stock Purchase Agreement dated August 12,
     1985.